Exhibit 99.1

For Immediate Release

Kura Sushi USA Announces Fiscal Third Quarter 2024 Financial Results

Irvine, CA. July 9, 2024 – Kura Sushi USA, Inc. (“Kura Sushi” or the “Company”) (NASDAQ: KRUS), a technology-enabled Japanese restaurant concept, today announced financial results for the fiscal third quarter ended May 31, 2024.

Fiscal Third Quarter 2024 Highlights

➣
Total sales were $63.1 million, compared to $49.2 million in the third quarter of 2023;
➣
Comparable restaurant sales increased 0.6% for the third quarter of 2024 as compared to the third quarter of 2023;
➣
Operating loss was $1.2 million, compared to operating income of $1.3 million in the third quarter of 2023;
➣
Net loss was $0.6 million, or $(0.05) per diluted share, compared to net income of $1.7 million, or $0.16 per diluted share, in the third quarter of 2023;
➣
Adjusted net income* was four thousand dollars, or $0.00 per diluted share, compared to an adjusted net income* of $1.7 million or $0.16 per diluted share, in the third quarter of 2023;
➣
Restaurant-level operating profit* was $12.6 million, or 20.0% of sales;
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Adjusted EBITDA* was $4.5 million; and
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Four new restaurants opened during the fiscal third quarter of 2024.

* Adjusted net income, Restaurant-level operating profit and Adjusted EBITDA are non-GAAP measures and are defined below under “Key Financial Definitions.” Please see the reconciliation of non-GAAP measures accompanying this release. See also “Non-GAAP Financial Measures” below.

Hajime Uba, President and Chief Executive Officer of Kura Sushi, stated, “We believe the current headwinds are macro-driven and transitory, but with the difficulty in predicting the duration of macroeconomic shifts, we believe the most prudent course of action is to position ourselves to be able to continue to deliver strong financial results and uninterrupted progress on our core strategic goals of at least 20% annual unit growth, G&A leverage, and operational excellence regardless of the broader economic environment. While the third quarter results were unexpected, nothing has changed about Kura Sushi’s tremendous potential.”

Review of Fiscal Third Quarter 2024 Financial Results

Total sales were $63.1 million compared to $49.2 million in the third quarter of 2023. Comparable restaurant sales increased 0.6% for the third quarter of 2024 as compared to the third quarter of 2023.

Food and beverage costs as a percentage of sales were 29.2% compared to 30.0% in the third quarter of 2023. The decrease is primarily due to increases in menu prices and supply chain initiatives.

Labor and related costs as a percentage of sales were 32.3% compared to 29.2% in the third quarter of 2023. The increase is primarily due to increases in wage rates and higher pre-opening labor costs.

Occupancy and related expenses were $4.3 million compared to $3.6 million in the third quarter of 2023. The increase is primarily due to 17 new restaurants opening since the third quarter of 2023.

Other costs as a percentage of sales increased to 14.4% compared to 12.5% in the third quarter of 2023. The increase was primarily driven by advertising and promotion, software licenses, repairs and maintenance, utilities, operating supplies and travel expenses.

General and administrative expenses were $8.9 million compared to $7.0 million in the third quarter of 2023. This increase was primarily due to professional fees, litigation accrual, compensation-related costs, and travel costs. As a percentage of sales, general and administrative expenses decreased to 14.0%, which includes a $0.6 million litigation accrual in the third quarter of 2024, as compared to 14.2% in the third quarter of 2023.

Operating loss was $1.2 million compared to operating income of $1.3 million in the third quarter of 2023.

Income tax expense was $60 thousand compared to income tax expense of $41 thousand in the third quarter of 2023.

Net loss was $0.6 million, or $(0.05) per diluted share, compared to net income of $1.7 million, or $0.16 per diluted share, in the third quarter of 2023.

Adjusted net income* was four thousand dollars, or $0.00 per diluted share, compared to an adjusted net income* of $1.7 million or $0.16 per diluted share, in the third quarter of 2023;

Restaurant-level operating profit* was $12.6 million, or 20.0% of sales, compared to $11.6 million, or 23.5% of sales, in the third quarter of 2023.

Adjusted EBITDA* was $4.5 million compared to $5.1 million in the third quarter of 2023.

Restaurant Development

During the fiscal third quarter of 2024, the Company opened four new restaurants in Orlando, Florida; Atlanta, Georgia; Scarsdale, New York; and Roseville, California.

Subsequent to May 31, 2024, the Company opened one new restaurant in Lake Grove, New York.

Fiscal Year 2024 Outlook

For the full fiscal year of 2024, the Company updates and reiterates the following annual guidance:

➣
Total sales between $235 million and $237 million;
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14 new restaurants with average net capital expenditures per unit of approximately $2.4 million; and
➣
General and administrative expenses** as a percentage of sales to be between 14.0% and 14.5%, excluding litigation accruals.

** See “Non-GAAP Financial Measures” below.

Conference Call

A conference call and webcast to discuss Kura Sushi’s financial results is scheduled for 5:00 p.m. EDT today. Hosting the conference call and webcast will be Hajime “Jimmy” Uba, President and Chief Executive Officer, Jeff Uttz, Chief Financial Officer, and Benjamin Porten, SVP Investor Relations & System Development.

Interested parties may listen to the conference call via telephone by dialing 201-689-8471. A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 412-317-6671; the passcode is 13746894. The webcast will be available at www.kurasushi.com under the investor relations section and will be archived on the site shortly after the call has concluded.

About Kura Sushi USA, Inc.

Kura Sushi USA, Inc. is a technology-enabled Japanese restaurant concept with 64 locations across 17 states and Washington DC. The Company offers guests a distinctive dining experience built on authentic Japanese cuisine and an engaging revolving sushi service model. Kura Sushi USA, Inc. was established in 2008 as a subsidiary of Kura Sushi, Inc., a Japan-based revolving sushi chain with over 550 restaurants and 40 years of brand history. For more information, please visit www.kurasushi.com.

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Key Financial Definitions

Adjusted Net Income (Loss), a non-GAAP measure, is defined as net income (loss) before certain items, such as litigation accrual that the Company believes is not indicative of its core operating results. Adjusted net income (loss) per diluted share represents adjusted net income (loss) divided by the number of diluted shares.

EBITDA, a non-GAAP measure, is defined as net income (loss) before interest, income taxes and depreciation and amortization expenses.

Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA plus stock-based compensation expense, non-cash lease expense and asset disposals, closure costs and restaurant impairments, as well as certain items, such as litigation accrual that the Company believes are not indicative of its core operating results. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales.

Restaurant-level Operating Profit (Loss), a non-GAAP measure, is defined as operating income (loss) plus depreciation and amortization expenses; stock-based compensation expense; pre-opening costs and general and administrative expenses which are considered normal, recurring, cash operating expenses and are essential to supporting the development and operations of restaurants; non-cash lease expense; and asset disposals, closure costs and restaurant impairments; less corporate-level stock-based compensation expense recognized within general and administrative expenses. Restaurant-level operating profit (loss) margin is defined as restaurant-level operating profit (loss) divided by sales.

Comparable Restaurant Sales Performance refers to the change in year-over-year sales for the comparable restaurant base. The Company includes restaurants in the comparable restaurant base that have been in operation for at least 18 months prior to the start of the accounting period presented due to new restaurants experiencing a period of higher sales upon opening. For restaurants that were temporarily closed for consecutive days, which primarily occur during renovations, the comparative period was also adjusted. Performance in comparable restaurant sales represents the percent change in sales from the same period in the prior year for the comparable restaurant base.

Non-GAAP Financial Measures

To supplement the financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company presents certain financial measures, such as adjusted net income (loss), EBITDA, adjusted EBITDA, adjusted EBITDA margin, restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin (“non-GAAP measures”) that are not recognized under GAAP. These non-GAAP measures are intended as supplemental measures of its performance that are neither required by, nor presented in accordance with, GAAP. The Company is presenting these non-GAAP measures because the Company believes that they provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and operating results. These measures also may not provide a complete understanding of the operating results of the Company as a whole and such measures should be reviewed in conjunction with its GAAP financial results. Additionally, the Company presents restaurant-level operating profit (loss) because it excludes the impact of general and administrative expenses which are not incurred at the restaurant-level. The Company also uses restaurant-level operating profit (loss) to measure operating performance and returns from opening new restaurants.

The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin are financial measures which are not indicative of overall results for the Company, and restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin do not accrue directly to the benefit of stockholders because of corporate-level and certain other expenses excluded from such measures. In addition, you should be aware when evaluating these non-GAAP financial measures that in the future the Company may incur expenses similar to those excluded when calculating these measures. The Company’s presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. The Company’s computation of these non-GAAP financial measures may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate these non-GAAP financial

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measures in the same fashion. Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using these non-GAAP financial measures on a supplemental basis.

The Company believes that a quantitative reconciliation of the Company’s non-GAAP general and administrative expenses financial measure guidance to the most comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of this non-GAAP financial measure would require the Company to provide guidance for litigation accruals that cannot reasonably be predicted due to the fact that the timing and amount of such item is dependent on the timing and outcome of certain actions. For the same reasons, we are unable to address the probable significance of the unavailable information.

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Forward-Looking Statements

Except for historical information contained herein, the statements in this press release or otherwise made by the Company’s management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “target,” “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “continue,” “predict,” “potential,” “plan,” “anticipate” or the negative of these terms, and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include but are not limited to: the Company’s ability to successfully maintain increases in our comparable restaurant sales; the Company’s ability to successfully execute our growth strategy and open new restaurants that are profitable; the Company’s ability to expand in existing and new markets; the Company’s projected growth in the number of its restaurants; macroeconomic conditions and other economic factors; the Company’s ability to compete with many other restaurants; the Company’s reliance on vendors, suppliers and distributors, including its majority stockholder Kura Sushi, Inc.; changes in food and supply costs, including the impact of inflation and tariffs; concerns regarding food safety and foodborne illness; changes in consumer preferences and the level of acceptance of the Company’s restaurant concept in new markets; minimum wage increases and mandated employee benefits that could cause a significant increase in labor costs, as well as the impact of labor availability; the failure of the Company’s automated equipment or information technology systems or the breach of its network security; the loss of key members of the Company’s management team; the impact of governmental laws and regulations; volatility in the price of the Company’s common stock; and other risks and uncertainties as described in the Company’s filings with the Securities and Exchange Commission (“SEC”). These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s other filings with the SEC. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements, except as may be required by applicable law.

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Investor Relations Contact:

Jeff Priester or Steven Boediarto

(657) 333-4010

investor@kurausa.com

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Kura Sushi USA, Inc.

Statements of Operations and Comprehensive (Loss) Income

(in thousands, except per share amounts; unaudited)

	Three months ended May 31,		Nine months ended May 31,
	2024	2023	2024	2023
Sales	$63,082	$49,238	$171,848	$132,500
Restaurant operating costs:
Food and beverage costs	18,391	14,770	50,691	40,440
Labor and related costs	20,378	14,362	55,409	40,751
Occupancy and related expenses	4,318	3,554	12,179	9,504
Depreciation and amortization expenses	3,124	1,975	8,294	5,309
Other costs	9,076	6,165	25,023	17,352
Total restaurant operating costs	55,287	40,826	151,596	113,356
General and administrative expenses	8,857	7,012	25,634	20,776
Depreciation and amortization expenses	107	92	318	265
Total operating expenses	64,251	47,930	177,548	134,397
Operating (loss) income	(1,169)	1,308	(5,700)	(1,897)
Other expense (income):
Interest expense	15	23	35	53
Interest income	(686)	(436)	(2,280)	(593)
(Loss) income before income taxes	(498)	1,721	(3,455)	(1,357)
Income tax expense	60	41	148	66
Net (loss) income	$(558)	$1,680	$(3,603)	$(1,423)
Net (loss) income per Class A and Class B shares
Basic	$(0.05)	$0.16	$(0.32)	$(0.14)
Diluted	$(0.05)	$0.16	$(0.32)	$(0.14)
Weighted average Class A and Class B shares outstanding
Basic	11,188	10,485	11,167	10,028
Diluted	11,188	10,807	11,167	10,028

Other comprehensive income (loss):
Unrealized loss on short-term investments	$(76)	(7)	$(43)	(7)
Comprehensive (loss) income	$(634)	$1,673	$(3,646)	$(1,430)

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Kura Sushi USA, Inc.

Selected Balance Sheet Data and Selected Operating Data

(in thousands, except restaurants and percentages; unaudited)

	May 31, 2024	August 31, 2023
Selected Balance Sheet Data:
Cash and cash equivalents	$59,405	$69,697
Total assets	$324,731	$304,659
Total liabilities	$158,305	$140,018
Total stockholders’ equity	$166,426	$164,641

	Three months ended May 31,		Nine months ended May 31,
	2024	2023	2024	2023
Selected Operating Data:
Restaurants at the end of period	63	46	63	46
Comparable restaurant sales performance	0.6%	10.3%	2.4%	11.0%
EBITDA	$2,062	$3,375	$2,912	$3,677
Adjusted EBITDA	$4,451	$5,118	$9,068	$8,065
Adjusted EBITDA margin	7.1%	10.4%	5.3%	6.1%
Operating (loss) income	$(1,169)	$1,308	$(5,700)	$(1,897)
Operating loss margin	(1.9)%	2.7%	(3.3)%	(1.4)%
Restaurant-level operating profit	$12,604	$11,576	$33,874	$27,664
Restaurant-level operating profit margin	20.0%	23.5%	19.7%	20.9%

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Kura Sushi USA, Inc.

Reconciliation of Net (Loss) Income and Net (Loss) Income Per Diluted Share to
Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Diluted Share
(in thousands, except income (loss) per share amounts; unaudited)

	Three months ended May 31,		Nine months ended May 31,
	2024	2023	2024	2023
Net (loss) income	$(558)	$1,680	$(3,603)	$(1,423)
Litigation accrual(3)	562	—	767	—
Adjusted net income (loss)	$4	$1,680	$(2,836)	$(1,423)

Net (loss) income per Class A and Class B diluted shares	$(0.05)	$0.16	$(0.32)	$(0.14)
Litigation accrual(3)	0.05	—	0.07	—
Adjusted net income (loss) per Class A and Class B diluted shares	$0.00	$0.16	$(0.25)	$(0.14)
Weighted average Class A and Class B shares outstanding
Diluted shares	11,188	10,807	11,167	10,028
Adjusted diluted shares	11,531	10,807	11,167	10,028

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Kura Sushi USA, Inc.

Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA

(in thousands; unaudited)

	Three months ended May 31,		Nine months ended May 31,
	2024	2023	2024	2023
Net (loss) income	$(558)	$1,680	$(3,603)	$(1,423)
Interest income, net	(671)	(413)	(2,245)	(540)
Income tax expense	60	41	148	66
Depreciation and amortization expenses	3,231	2,067	8,612	5,574
EBITDA	2,062	3,375	2,912	3,677
Stock-based compensation expense(1)	1,197	975	3,169	2,570
Non-cash lease expense(2)	630	768	2,220	1,818
Litigation accrual(3)	562	—	767	—
Adjusted EBITDA	$4,451	$5,118	$9,068	$8,065

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Kura Sushi USA, Inc.

Reconciliation of Operating (Loss) Income to Restaurant-level Operating Profit

(in thousands; unaudited)

	Three months ended May 31,		Nine months ended May 31,
	2024	2023	2024	2023
Operating (loss) income	$(1,169)	$1,308	$(5,700)	$(1,897)
Depreciation and amortization expenses	3,231	2,067	8,612	5,574
Stock-based compensation expense(1)	1,197	975	3,169	2,570
Pre-opening costs(4)	861	258	2,611	1,011
Non-cash lease expense(2)	630	768	2,220	1,818
General and administrative expenses	8,857	7,012	25,634	20,776
Corporate-level stock-based compensation included in general and administrative expenses	(1,003)	(812)	(2,672)	(2,188)
Restaurant-level operating profit	$12,604	$11,576	$33,874	$27,664

(1)
Stock-based compensation expense includes non-cash stock-based compensation, which is comprised of restaurant-level stock-based compensation included in other costs and corporate-level stock-based compensation included in general and administrative expenses in the statements of operations and comprehensive income (loss).
(2)
Non-cash lease expense includes lease expense from the date of possession of restaurants that did not require cash outlay in the respective periods.
(3)
Litigation accrual includes accruals related to legal claims or settlements.
(4)
Pre-opening costs consist of labor costs and travel expenses for new employees and trainers during the training period, recruitment fees, legal fees, cash-based lease expenses incurred between the date of possession and opening day of restaurants, and other related pre-opening costs.

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